                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant                            (X)
Filed by a Party other than the Registrant         ( )

Check the appropriate box:

( )    Preliminary Proxy Statement
( ) Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
(X)    Definitive Proxy Statement
( )    Definitive Additional Materials
( )    Soliciting Material Pursuant to Section 240.14a-11(c) or Section
       240.14a-12


                          NHANCEMENT TECHNOLOGIES INC.
                (Name of Registrant as Specified In Its Charter)


(X)    No fee required.
( )    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
       0-11.

       1)  Title of each class of securities to which transaction applies:

       -------------------------------------------------------------------------
       2)  Aggregate number of securities to which transaction applies:

       -------------------------------------------------------------------------
       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       -------------------------------------------------------------------------
       4)   Proposed maximum aggregate value of transaction:

       -------------------------------------------------------------------------
       5)  Total fee paid:

       -------------------------------------------------------------------------

( )    Fee paid previously with preliminary materials.
( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)  Amount Previously Paid:

       -------------------------------------------------------------------------
       2)  Form, Schedule or Registration Statement No.:

       -------------------------------------------------------------------------
       3)  Filing Party:

       -------------------------------------------------------------------------
       4)  Date Filed:

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
                          NHANCEMENT TECHNOLOGIES INC.
                         1746 COLE BOULEVARD, SUITE 265
                            GOLDEN, COLORADO  80401

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                AUGUST 19, 1997

TO THE STOCKHOLDERS OF NHANCEMENT TECHNOLOGIES INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of NHancement Technologies Inc., a Delaware corporation (the "Company"), will be held at the SHERATON DENVER WEST HOTEL & CONFERENCE CENTER, 360 Union Boulevard, Lakewood, Colorado 80228 (telephone 303-987-2000), on August 19, 1997, at 9:30 a.m.
Mountain Daylight Time, for the following purposes:

1. To elect six directors to serve until the next annual meeting of stockholders, or until their respective successors shall be duly elected and qualified;

2.       To amend the Company's Equity Incentive Plan as follows:

         (a) by increasing the number of shares reserved for issuance under the Plan by an additional 500,000 for an aggregate of 1,476,500 shares reserved for issuance under the Plan; and

         (b) by modifying the non-employee directors automatic stock option grant program to change the eligibility requirement from "a full fiscal year" to "one full year," to reduce the number of non-statutory options granted from 2,400 to 2,000, and to change the vesting from three years (one-third each year) to one year (25% on each three-month anniversary of the grant).

3. To ratify the appointment of BDO Seidman, LLP as the Company's independent auditor for the fiscal year ended December 31, 1997.

Holders of Common Stock at the close of business on June 20, 1997, are entitled to notice of and to vote at the meeting, or any adjournment or adjournments thereof. A complete list of such stockholders will be open to the examination of any stockholder at the Company's principal offices at 1746 Cole Boulevard, Suite 265, Golden, Colorado 80401, for a period of ten (10) days prior to the meeting. The meeting may be adjourned from time to time without notice other than by announcement at the meeting.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU MAY HOLD. WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. EACH PROXY GRANTED MAY BE REVOKED BY THE STOCKHOLDER APPOINTING SUCH PROXY AT ANY TIME BEFORE IT IS VOTED. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH SUCH PROXY CARD SHOULD BE SIGNED AND RETURNED TO ASSURE THAT ALL OF YOUR SHARES WILL BE VOTED.

This Notice, the accompanying Proxy Statement, and the Proxy enclosed herewith are sent to you by order of the Board of Directors of the Company.


                                        By Order of The Board of Directors



                                        /s/ Douglas S. Zorn
                                        ----------------------------------------
                                        Douglas S. Zorn
                                        Secretary

Golden, Colorado
July 18, 1997

The Company's 1996 Form 10-KSB accompanies the Proxy Statement.

                          NHANCEMENT TECHNOLOGIES INC.
                         1746 COLE BOULEVARD, SUITE 265
                            GOLDEN, COLORADO  80401

                                PROXY STATEMENT

GENERAL

The enclosed Proxy is solicited on behalf of the Board of Directors of NHancement Technologies Inc. (the "Company"), for use at the Annual Meeting of Stockholders to be held on Tuesday, August 19, 1997, at 9:30 a.m., at the SHERATON DENVER WEST HOTEL & CONFERENCE CENTER, 360 Union Boulevard, Lakewood, Colorado 80228 (telephone 303-987-2000) or at any adjournment or adjournments thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Company's principal offices are located at 1746 Cole Boulevard, Suite 265, Golden, Colorado 80401; its telephone number at those offices is 303-271-0505.

These proxy solicitation materials and the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996, were first mailed on or about July 18, 1997 to all stockholders entitled to vote at the meeting.

RECORD DATE; OUTSTANDING SHARES; PROCEDURAL MATTERS

Stockholders of record as of the close of business on June 20, 1997 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. On June 1, 1997, 4,228,440 shares of the Company's common stock, $0.01 par value per share (the "Common Stock"), were issued and outstanding. Each share has one vote on all matters. No cumulative voting is permitted. For information regarding holders of more than 5% of the outstanding Common Stock, see
"Security Ownership of Certain Beneficial Owners and Management."   The closing
sale price of the Company's Common Stock as reported on The Nasdaq SmallCap Market System on June 20, 1997, was $3.50 per share.

REVOCABILITY OF PROXIES

Stockholders may revoke any proxy given pursuant to this solicitation by attending the Annual Meeting and voting in person, or by delivering to the Company's Corporate Secretary at the Company's principal offices referred to above prior to the Annual Meeting a written notice of revocation, or by delivering a duly executed proxy bearing a date later than that of the previous proxy.

SOLICITATION

The cost of soliciting proxies for the Annual Meeting will be borne by the Company. The Company may use the services of its directors, officers and others to solicit proxies, personally, by telephone, telegraph or facsimile transmission. Additionally, the Company may reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket and clerical expenses in forwarding solicitation materials to the beneficial owners of the stock held of record by such persons.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR ANNUAL MEETING FOR FISCAL YEAR 1997

Proposals of stockholders which are intended to be presented by such stockholders at the Company's 1998 Annual Meeting must be received by the Company no later than January 15, 1998 to be included in the proxy statement and form of proxy relating to that meeting.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

Six directors are to be elected at the 1997 Annual Meeting of Stockholders (which number constitutes the entire Board of Directors of the Company). The term of office for each person who is a nominee will expire at the next Annual Meeting of Stockholders or when his successor shall have been elected and qualified. Five persons now serving on the Board and one person not presently on the Board are being proposed for election to the Board of Directors at the Annual Meeting. Unless otherwise instructed in the enclosed form of proxy, the proxy holders intend to vote shares of stock represented thereby FOR the election of the six nominees named below.

Each of the nominees has consented to being nominated for a directorship and, to the best knowledge of the Board of Directors, each nominee, if elected, intends to serve the entire term for which election is sought. If any nominee becomes unavailable or unable to serve, the proxy holders will cast the votes for a substitute nominee designated by the Board of Directors. At this time, the Board of Directors of the Company has no reason to believe that any nominee will be unwilling or unable to serve if elected.

Any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the secretary of the Corporation no later than (i) with respect to an election to be held at an annual meeting of stockholders, ninety days prior to the anniversary date of the immediately preceding annual meeting, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders.

RECOMMENDATION

MANAGEMENT RECOMMENDS A VOTE "FOR" ALL NOMINEES LISTED BELOW.

REQUIRED VOTE

The six nominees receiving the highest number of affirmative votes will be elected as directors of the Company.

DIRECTOR NOMINEES

The names of the nominees for election to the Board of Directors of the Company and certain information about them, including their principal occupation and business experience for at least the past five years, are set forth below. Information about the stock ownership of each director, and all current directors and executive officers of the Company as a group, is set forth under "Security Ownership of Certain Beneficial Owners and Management."


                                                Served as
     Nominees                        Age     Director Since           Principal Occupation
     --------                        ---     --------------           --------------------
 James H. Boyle                       42          1997        President of Boyle Enterprises, Inc.

 Santanu Das                          53           --         Chief Executive Officer and Director of
                                                              TranSwitch Corp.
 James S. Gillespie                   45          1996        Vice President Sales of the Company; President
                                                              of Voice Plus, Inc.
 Esmond T. Goei                       46          1993*       Chief Executive Officer, President and
                                                              Chairman of the Board of the Company
 Gary L. Nemetz                       45          1996*       President of Admiral Capital Corp., a private
                                                              investment management firm

 Douglas S. Zorn                      48          1994*       Executive Vice President, Chief Operating and
                                                              Financial Officer of the Company

--------------
* Includes service as a director of the Company's predecessor, BioFactors, Inc.

James H. Boyle. Mr. Boyle was elected to the Company's Board of Directors July 7, 1997, to fill the vacancy created by Mr. Williams's resignation. Mr. Boyle is President of Boyle Enterprises, Inc., a management and investment consulting firm, and is an experienced manager and business executive with extensive experience as a director of a broad range of technology and operating companies. Since May 1994, he has been engaged as a principal in the development of the investment strategy and formation of an international telecommunications partnership. From July 1988 to July 1991, Mr. Boyle was a Vice President of BCE Ventures Corporation, where he was instrumental in the formation and a director of numerous international joint ventures for cellular telephone and paging services. From January 1985 to June 1988, he was employed by Northern Telecom Limited, a leading global provider of digital network solutions, as Manager-Venture Capital, and from April 1982 to December 1984, as Senior Treasury Analyst. Since September 1988, Mr. Boyle has served as a director on the board of Centigram Communications Corporation, a voice messaging equipment manufacturer listed on The Nasdaq National Market ("Nasdaq NMS") and VPI's largest supplier of voice processing equipment. Mr. Boyle holds a Bachelor of Science (Honors) in Chemistry from Lakehead University and an M.B.A. in Finance and Accounting from McMaster University, both in Canada.

Santanu Das. Dr. Das, a director nominee, has served as President, Chief Executive Officer and a director of TranSwitch Corporation, a telecommunications semiconductor systems manufacturer, since its inception in 1988. Prior to joining TranSwitch Corporation, Dr. Das held various positions, including President, with Spectrum Digital Corporation where he worked from 1986 through August of 1988. Prior to joining Spectrum Digital Corporation, he held various positions including Director, Applied Technology Division of ITT Corporation's Advanced Technology Center. Dr. Das holds a Ph.D. from Washington University, St. Louis, and an undergraduate degree from Jadavpur University, Calcutta, India. Since 1988, Dr. Das has served as a director of TranSwitch Corporation, which is listed on Nasdaq NMS.

James S. Gillespie. Mr. Gillespie has been Vice President of Sales and a director of the Company since its incorporation in October 1996 and continues as President of Voice Plus, Inc., which became a wholly owned subsidiary of the Company in February 1997 ("VPI"). Mr. Gillespie was the founder of VPI and served as President and Chief Executive Officer since VPI's incorporation in 1987. Mr. Gillespie was with Centigram Communications Corporation, a voice messaging equipment manufacturer and VPI's largest equipment supplier, from 1983 to 1986, during which time he held a number of positions, with his final position being Director of National Sales.

Esmond T. Goei. Mr. Goei has served as Chairman of the Board, President and Chief Executive Officer of the Company since its incorporation in October 1996. Mr. Goei served as Chairman of the Board, President and Chief Executive Officer of BioFactors, Inc., the Company's predecessor ("BFI"), since December 1993. From October 1992 to March 1997, Mr. Goei was a General Partner of Transition Ventures I, L.P., a venture capital fund which he co-founded. Mr. Goei also was the co-founder of Transtech Venture Management Pte. Ltd., an international venture capital management firm established in 1986, and co-founder of Transpac Capital Management Pte. Ltd. in 1989, a venture capital management firm established in 1989, of which he was Chief Executive Officer for North American operations until 1992. Mr. Goei currently serves as a director of YES! Entertainment Corp., an electronic toys company of which he was a co-founding investor in 1992 and which is listed on Nasdaq NMS. From 1988 to 1995, Mr. Goei was a director of CliniCom, Inc., a patient care information systems company listed on Nasdaq NMS, which was sold in 1995 to HBO & Company. From 1987 to March 1995, Mr. Goei was a director of Centigram Communications Corporation, a voice messaging equipment manufacturer listed on Nasdaq NMS, and from 1988 to 1994, was Chairman of the Board. From 1988 to 1994, Mr. Goei also was a director of TranSwitch Corp., a telecommunications semiconductor systems manufacturer listed on Nasdaq NMS.

Gary L. Nemetz. Mr. Nemetz became a director of the Company in February 1997, upon the consummation of the Company's initial public offering ("IPO"). Mr. Nemetz served in March 1995, and from April 1996 to February 1997, as a director of BFI. Mr. Nemetz served as a consultant to BFI from April 1995 to April 1996. Since 1984, Mr. Nemetz has served as President of Admiral Capital Corp., a private investment management firm. He is a general partner of Transition Capital Management Company and Transition Ventures 1, L.P., a venture capital fund. Since 1984, Mr. Nemetz also has conducted a management consulting business and law practice through G.L. Nemetz, a Professional Corporation. Mr. Nemetz currently maintains an active NASD general securities principal's license with Pacific Financial Associates, Inc., and is a certified public accountant (inactive status). From 1995 until June 1997, Mr. Nemetz served as a director of YES! Entertainment Corp., which is listed on Nasdaq NMS.

Douglas S. Zorn. Mr. Zorn has served as Executive Vice President, Chief Financial and Operating Officer, Treasurer, Secretary and a director of the Company since its incorporation in October 1996. Mr. Zorn served as Executive Vice President, Secretary and Treasurer and Chief Financial and Operating Officer of BFI since December 1993, and as a director since June 1994. From 1991 until he joined BFI, Mr. Zorn was Chief Financial Officer of Monterey Telecommunications Corporation, an OEM wireless switch manufacturer for Motorola, Inc. From 1983 to 1991, he was employed by Centigram Communications Corporation where he last served as Vice President of Finance and Administration. Prior to joining Centigram, Mr. Zorn held various positions with Gould, Inc., a manufacturer of sophisticated logic test instruments, including Operation Controller of the Biomation Division. Mr. Zorn is a licensed certified public accountant.

BOARD OF DIRECTORS AND COMMITTEES

The Board of Directors of the Company met a total of two times during the fiscal year ended December 31, 1996 (after incorporation in October 1996). The Board of Directors of the Company's predecessor, BFI, met a total of ten times during the fiscal year ended December 31, 1996.

The Audit Committee of the Board of Directors from its February 4, 1997 constitution until April 9, 1997, consisted of directors Gary L. Nemetz and Richard H. Williams. Since Mr. Williams' resignation from the Board April 9, 1997, no replacement has been appointed to the Audit Committee. This committee is primarily responsible for meeting periodically with representatives of the Company's independent public accountants to review the general scope of audit coverage, including consideration of the Company's accounting practices and procedures and systems of internal controls, and reporting to the Board with respect thereto.

The Compensation Committee of the Board of Directors from its February 4, 1997 constitution until April 9, 1997, consisted of directors Gary L. Nemetz, William H. Brehm and Richard H. Williams. Since Mr. Williams' resignation from the Board April 9, 1997, no replacement has been appointed to the Compensation
Committee.   This committee is primarily responsible for reviewing the
compensation of executives of the Company and recommending changes to the board, as well as administering the Company's Equity Incentive Plan with respect to executives.

The Nominating Committee of the Board of Directors was constituted March 26, 1997, and consists of directors Esmond T. Goei and Gary L. Nemetz. This committee is primarily responsible for nominating directors of the Company.

During the last fiscal year, no director attended less than 75% of the aggregate of all meetings of the Board of Directors (including meetings of the predecessor Board of Directors) and the committees, if any, upon which such director served and which were held during the period of time that such person served on the Board or such committee.

COMPENSATION OF DIRECTORS

Directors who are also employees of the Company are not separately compensated for serving on the Board of Directors. Non-employee directors receive a fee of $1,000 per board meeting requiring personal attendance and attended and a fee of $250 per telephonic Board meeting attended or committee meeting attended which was not part of, immediately preceding or following, a scheduled Board meeting, and also are reimbursed for reasonable travel-related expenses for attendance at meetings. The non-employee director who chairs the board's compensation committee and the non-employee director who chairs the board's audit committee are each paid $12,000 per year in addition to compensation for meetings.

In connection with his election to the BFI Board in December 1995, Mr. Williams (who resigned from the board April 9, 1997) received non-statutory options ("NSO") to purchase shares of BFI Common Stock, which was exchanged for an NSO to purchase 16,875 shares of the Company's Common Stock, exercisable at a price per share of $3.20. The options vested 50% on the first anniversary of the date of grant; the remaining 50% will not vest due to Mr. Williams' resignation. In March 1997, Mr. Williams was granted an NSO to purchase 3,125 shares of the Company's common stock, exercisable at a price of $3.875 per share. The option vested 50% on the date of grant; the remaining 50% will not vest due to Mr. Williams' resignation. On February 4 and July 7, 1997, in connection with his election to the Board, the Company granted to Mr. Nemetz NSOs to purchase 16,875 shares and 3,125 shares of Common Stock at prices per share of $4.00 and $3.5625, respectively. Fifty percent of Mr. Nemetz's options vest on February 4, 1998, and the remaining 50% on February 4, 1999. Mr. Brehm also was granted options in the same numbers, and with the same exercise price and vesting, as those granted to Mr. Nemetz. None of Mr. Brehm's options will have vested, and consequently will expire, upon the election of his successor at the Annual Meeting.

Under the Company's Equity Incentive Plan, each non-employee director who has served as a director for a full year will be granted annually, following the Company's annual meeting, an NSO to purchase 2,400 shares of Common Stock, which will vest one-third on each of the first, second and third anniversaries of the date of grant. If Proposal No. 2 is adopted, the annual automatic grant will be an NSO to purchase 2,000 shares of Common Stock which will vest quarterly during the year following the date of grant. To date, no grants have been made under the automatic grant program.


                                 PROPOSAL NO. 2
                    AMENDMENTS TO THE EQUITY INCENTIVE PLAN

The Company's Equity Incentive Plan ( the "Plan") was approved by the Board of Directors on January 7, 1997, and by the stockholders on January 23, 1997.

PROPOSED AMENDMENTS

At the Annual Meeting, the stockholders are being asked to approve the following amendments to the Plan:

         An increase in the number of shares reserved for issuance under the Plan from 976,500 to 1,476,500; and

         A modification of the non-employee directors automatic stock option grant program to change the eligibility requirement from "a full fiscal year" to "one full year," to reduce the number of non-statutory options granted from 2,400 to 2,000, and to change the vesting from three years (one-third each year) to one year (25% on each three-month anniversary of the grant).

These amendments were approved by the Board of Directors, subject to stockholder approval, in July 1997. As of June 20, 1997, options to purchase 1,021,252 shares had been granted; shares in excess of the 976,500 authorized total were granted subject to stockholder approval. As of June 20, 1997, no grants had been made under the non-employee director automatic grant program, and no director will be eligible to receive such a grant in 1997.

EXPLANATION

The Board believes the amendments to the Plan are necessary to continue to attract capable and qualified employees, officers and directors as the Company pursues its strategy of growth through acquisitions. Additional shares must be reserved to attract and retain competent personnel. For the same reasons, changes to the automatic grant program are necessary to adequately compensate non-employee directors for their board services.

RECOMMENDATION

THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PROPOSED AMENDMENTS TO THE PLAN AND RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" SUCH AMENDMENTS.

VOTE REQUIRED

The affirmative vote of a majority of the shares of the Company's Common Stock present or represented by proxy and entitled to vote at the Annual Meeting, at which a quorum representing one-third of all outstanding shares of Common

Stock is present and voting, is required under Delaware law to approve the amendment of the Plan. Abstentions and votes that are cast against the proposal, will be counted for purposes of determining (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of votes cast with respect to the proposal. Broker non-votes will be counted for purposes of determining the presence of a quorum, but will have no effect on the outcome of the vote.

SUMMARY OF THE PLAN

         Purpose. The general purpose of the Plan is to attract and retain directors, officers, other employees and consultants of the Company and its subsidiaries, to provide such persons with incentives to continue in the long-term service of the Company and to create in such persons a more direct interest in the future success of the operations of the Company by relating incentive compensation to increases in stock value.

         Administration. The Plan is administered by (i) the Compensation Committee of the Board of Directors (comprised exclusively of non-employee directors) with respect to grants to officers and employee directors of the Company, (ii) by the Board of Directors with respect to discretionary grants to non-employee directors and (iii) by the Employee Committee consisting of the Company's Chief Executive Officer with respect to all others (collectively, (i), (ii) and (iii) are referred to under this caption as the "Committee").
The Committee has full authority to administer the Plan, including the individuals to whom the grants are made, the exercise or purchase prices, the number of shares, the term and vesting schedules.

         Shares Available. The number of shares of the Company's Common Stock which may be issued, transferred or covered by award granted under the Plan cannot exceed 976,500. IF PROPOSAL NO. 2 IS APPROVED, THE NUMBER OF SHARES OF COMMON STOCK RESERVED UNDER THE PLAN WILL INCREASE TO 1,476,500.

         Eligibility. The Plan provides that options may be granted to employees (including officers and directors who are also employees) of the Company or a subsidiary, members of the Board of Directors who are not officers or employees of the Company ("Non- Employee Directors"), and consultants and other independent advisors who provide services to the Company or a subsidiary. As of the June 20, 1997 Record Date there were 44 employees, two Non-Employee Directors and two consultants eligible to be granted options under the Plan. The Committee selects the optionees and determines the number of shares to be subject to each option and the time or times at which shares become exercisable under the option.

         Permitted Option Awards. Under the Plan, incentive stock options to purchase shares of Common Stock ("ISOs"), as defined in Section 422 of the Code, may be granted only to employees of the Company and its subsidiaries. Non-statutory options to purchase shares of Common Stock ("NSOs"), restricted stock awards and supplemental bonuses may be granted to employees, non-employee directors and consultants. ISOs granted under the Plan must have an exercise price of not less than 100% of the fair market value of the Common Stock on the date of grant (or, in the case of ISOs granted to holders of more than 10% of the voting power of the Company, must have an exercise price equal to 110% of the fair market value). NSOs may be granted at less than fair market value at the discretion of the Committee and are exercisable for periods of up to 10 years from the date of grant. The exercise price of options may be paid in cash, by check, nonforfeitable shares of Common Stock, a recourse promissory note, and any other consideration that the Committee may deem appropriate or any combination of the above payment methods.

         Restricted Stock Awards. The Plan also provides for the award of shares of restricted stock, subject to certain restrictions as determined by the Committee, which may include continued employment or attainment of performance goals.

         Automatic Grant Program. The Plan also provides for the automatic annual grant within 30 days of each Annual Meeting of NSOs to purchase 2,400 shares of Common Stock to each non-employee director who has served on the Board for one fiscal year. Such options vest one-third on each of the first, second and third anniversary of the date of grant. IF PROPOSAL NO. 2 IS APPROVED, DIRECTORS WILL BE ELIGIBLE TO RECEIVE AN AUTOMATIC GRANT OF NSOS TO PURCHASE 2,000 SHARES, WHICH OPTIONS WILL VEST 25% ON EACH THREE-MONTH ANNIVERSARY OF THE DATE OF GRANT (BEING FULLY VESTED AFTER ONE YEAR).

         Termination of Status as an Employee, Consultant or Non-Employee Director. If the optionee's employment, service on the Board or consultancy is terminated for any reason (other than death or disability), all options held by the optionee are exercisable, to the extent such stock options were exercisable on the date of such termination, for a period of three (3) months following such termination.

         Death or Disability of Optionee. Upon the death or disability of an employee, consultant or non-employee director, all options held by the optionee immediately become exercisable and remain exercisable for a period of twelve
(12) months following such death or disability.

         Terms and Termination of Options. Options granted under the Plan may have a term of up to ten (10) years. No option may be exercised by any person after the expiration of its term. If any employee to whom an ISO is granted is a 10% stockholder, then the option term cannot exceed five (5) years measured from the date of grant. In no event will any stock option remain exercisable after the expiration of the term of the stock option.

         Transferability of Options Options granted that are ISOs may not be transferred in any manner otherwise than by will or by the laws of descent and distribution and may be exercised during the lifetime of optionee only by the optionee. The terms of the Plan and the option agreement are binding upon the executors, administrators, heirs, successors and assigns of the optionee. Options granted that are NSOs may be transferred subject to the Plan only with the written consent of the Company's Board of Directors.

         Other Provisions. The option agreement may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Committee.

         Changes in Capitalization. If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company's receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the number and/or class of securities for which any one person may be granted awards under the Plan per calendar year, (iii) the number and/or class of securities for which grants are subsequently to be made, and (iv) the number and/or class of securities and the option price per share in effect under each outstanding option under the Plan. Such adjustments to the outstanding options are to be effected in a manner that precludes the enlargement or dilution of rights and benefits under such options. Adjustments determined by the Committee are final, binding and conclusive.

         Change of Control. Upon the occurrence of certain events, including a merger, liquidation or sale of substantially all of the assets of the Company, all outstanding options under the Plan automatically vest and restrictions on any restricted stock award automatically lapse and such shares of restricted stock become nonforfeitable.

         Amendment and Termination of the Plan. The Committee has complete and exclusive power and authority to amend or modify the Plan in any or all respects, unless stockholder approval of such amendments or modifications is required under applicable law. No such amendment or modification can adversely effect the rights and obligations with respect to awards outstanding under the Plan at the time of such amendment or modification, unless the participant consents to such amendment or modification.

         Federal Tax Information. The Company's obligation to deliver shares of Common Stock upon the exercise of stock options under the Plan is subject to the satisfaction of all applicable federal, state and local income and employment tax withholding requirements. The following is a summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the Plan.

         An optionee who is granted an ISO will not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercising the option, any gain or loss will be treated as long- term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director or 10% stockholder of the Company. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short- term capital gain or loss, depending on the holding period.

         All other options which do not qualify as ISOs are NSOs. An optionee will not recognize any taxable income at the time he or she is granted an NSO. However, upon its exercise, the optionee generally will recognize taxable income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company may be subject to tax withholding by the Company. Upon resale of such shares by the optionee, any difference between the sales price and the optionee's purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period. The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a nonstatutory option.

THE FOREGOING DOES NOT PURPORT TO BE A COMPLETE SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON HOLDERS OF OPTIONS OR UPON THE COMPANY. IT ALSO DOES NOT REFLECT PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH AN OPTIONEE MAY RESIDE.

         Plan Benefits. Because the awards authorized in the Plan (other than the automatic annual grant of options to non-employee directors) are discretionary, the Company cannot now determine the exact number of options to be received in the future by the Named Executive Officers listed under "Executive Officer Compensation -- Summary Compensation Table," all current executive officers as a group, or all employees (including current officers who are not executive officers) as a group. In the fiscal year ended December 31,
1996:   no stock options were granted to the Named Executive Officers; no automatic grants were made to non-employee directors; and options to purchase 42,188 shares of Common Stock of the Company were granted to all employees as a group. In fiscal year 1997: no Non-Employee Directors will be eligible for options under the automatic annual grant program.



                                 PROPOSAL NO. 3
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors has appointed BDO Seidman, LLP, independent public accountants, as the Company's independent auditors to audit the books, records and accounts of the Company for the current fiscal year ending December 31, 1997. Such appointment is being presented to the stockholders at the Annual Meeting for ratification. BDO Seidman, LLP has audited the Company's financial statements since the fiscal year ended December 31, 1994.

A representative of BDO Seidman, LLP is expected to be available at the Annual Meeting to make a statement if such representative desires to do so and to respond to appropriate questions from stockholders.

RECOMMENDATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF ITS APPOINTMENT OF BDO SEIDMAN, LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

VOTE REQUIRED

The affirmative vote of a majority of the shares of the Company's Common Stock represented and voting at the Annual Meeting will be required to approve and ratify the Board's appointment of BDO Seidman, LLP. In the event of a negative vote on such ratification, the Board of Directors will reconsider its appointment.

                                   MANAGEMENT

The Company is not aware of any "family relationships" (as defined in Item 401(c) of Regulation S-B promulgated by the Securities and Exchange Commission) between or among any of the director nominees and/or any of the executive officers.

The following table sets forth certain information with respect to each of the current directors, executive officers and significant employees of the Company and its subsidiaries. Richard H. Williams was a director of the Company until April 9, 1997, when he resigned for personal reasons. The vacancy created by Mr. Williams' resignation was filled with the July 7, 1997 election of Mr. Boyle. Mr. Brehm is not standing for re-election. His service as a director will terminate upon the election of his successor at the Annual Meeting.


NAME                          AGE          POSITION
----                          ---          --------
Esmond T. Goei . . . . . . . . 46          Chairman, Chief Executive Officer, President and
                                           Director
Douglas S. Zorn  . . . . . . . 48          Executive Vice President, Chief Operating and Financial Officer, Treasurer,
                                           Secretary and Director; President of BioFactors, Inc.
Linda K. Wackwitz  . . . . . . 46          Vice President, General Counsel and Assistant
                                           Secretary
James S. Gillespie . . . . . . 45          Vice President Sales and Director; President of Voice Plus, Inc.
Diane E. Nowak . . . . . . . . 35          Vice President of Sales, Western Region, of Voice
                                           Plus, Inc.
James H. Boyle . . . . . . . . 42          Director
William Brehm  . . . . . . . . 53          Director
Gary L. Nemetz . . . . . . . . 45          Director

         Esmond T. Goei. Mr. Goei has served as Chairman of the Board, President and Chief Executive Officer of the Company since its incorporation in October 1996. Mr. Goei served as Chairman of the Board, President and Chief Executive Officer of BioFactors, Inc., the Company's predecessor ("BFI"), since December 1993. From October 1992 to March 1997, Mr. Goei was a General Partner of Transition Ventures I, L.P., a venture capital fund which he co-founded. Mr. Goei also was the co-founder of Transtech Venture Management Pte. Ltd., an international venture capital management firm established in 1986, and co-founder of Transpac Capital Management Pte. Ltd. in 1989, a venture capital management firm established in 1989, of which he was Chief Executive Officer for North American operations until 1992. Mr. Goei currently serves as a director of YES! Entertainment Corp., an electronic toys company of which he was a co-founding investor in 1992 and which is listed on The Nasdaq National Market System ("Nasdaq NMS"). From 1988 to 1995, Mr. Goei was a director of CliniCom, Inc., a patient care information systems company listed on Nasdaq NMS, which was sold in 1995 to HBO & Company. From 1987 to March 1995, Mr. Goei was a director of Centigram Communications Corporation, a voice messaging equipment manufacturer listed on Nasdaq NMS, and from 1988 to 1994, was Chairman of its Board. From 1988 to 1994, Mr. Goei also was a director of TranSwitch Corp., a telecommunications semiconductor systems manufacturer listed on Nasdaq NMS.

         Douglas S. Zorn. Mr. Zorn has served as Executive Vice President, Chief Financial and Operating Officer, Treasurer, Secretary and a director of the Company since its incorporation in October 1996. Mr. Zorn served as Executive Vice President, Secretary, Treasurer and Chief Financial and Operating Officer of BFI since December 1993, and as a director since June 1994. From 1991 until he joined BFI, Mr. Zorn was Chief Financial Officer of Monterey Telecommunications Corporation, an OEM wireless switch manufacturer for Motorola, Inc. From 1983 to 1991, he was employed by Centigram where he last served as Vice President of Finance and Administration. Prior to joining Centigram, Mr. Zorn held various positions with Gould, Inc., a manufacturer of sophisticated logic test instruments, including Operation Controller of the Biomation Division. Mr. Zorn is a licensed certified public accountant.

         Linda K. Wackwitz. Ms. Wackwitz has served as Vice President, General Counsel and Assistant Secretary of the Company since its incorporation in October 1996 and held the same positions with BFI since February 1996. From 1989 until she joined the Company, Ms. Wackwitz was a corporate and securities attorney with Davis, Graham & Stubbs LLP, a Denver, Colorado, law firm.

         James S. Gillespie. Mr. Gillespie has been Vice President of Sales and a director of the Company since its incorporation in October 1996, and continues as President of Voice Plus, Inc., which became a wholly owned
subsidiary of the Company in February 1997 ("VPI").   Mr. Gillespie was the
founder of VPI and served as President and Chief Executive Officer since VPI's incorporation in 1987. Mr. Gillespie was with Centigram Communications Corporation, a voice messaging equipment manufacturer and VPI's largest equipment supplier, from 1983 to 1986, during which time he held a number of positions, with his final position being Director of National Sales.

         Diane E. Nowak. Ms. Nowak has served as Vice President of Sales, Western Region, for VPI since July 1993. Ms. Nowak joined VPI in 1989 and has served as Senior Sales Executive (May 1990 to July 1991) and as Director of Major Accounts (July 1991 to July 1993). Ms. Nowak served as a director of VPI from November 1995 to September 1996.

         James H. Boyle. Mr. Boyle was elected to the Company's Board in July 1997 to fill the vacancy crated by Mr. Williams' resignation. Mr. Boyle is President of Boyle Enterprises, Inc., a management and investment consulting firm, and an experienced manager and business executive with extensive experience as a director of a broad range of technology and operating companies. Since May 1994, he has been engaged as a principal in the development of the investment strategy and formation of an international telecommunications partnership. From July 1988 to July 1991, Mr. Boyle was a Vice President of BCE Ventures Corporation, where he was instrumental in the formation and a director of numerous international joint ventures for cellular telephone and paging services. From January 1985 to June 1988, he was employed by Northern Telecom Limited, a leading global provider of digital network solutions, as Manager-Venture Capital, and from April 1982 to December 1984, as Senior Treasury Analyst. Since September 1988, Mr. Boyle has served as a director on the board of Centigram Communications Corporation, a voice messaging equipment manufacturer listed on Nasdaq NMS. Mr. Boyle holds a Bachelor of Science (Honors) in Chemistry from Lakehead University and an M.B.A. in Finance and Accounting from McMaster University, both in Canada.

         William Brehm. Mr. Brehm became a director of the Company upon the consummation of the IPO. Mr. Brehm served from June 1994 to June 1995, and from October 1995 to February 1997, as a director of BFI. From 1989 to 1995, Mr. Brehm was the Chief Executive Officer, and from 1988 to 1989 was President, of CliniCom, Inc. From 1985 to 1987, he was President of Baxter Intermediate Systems Division, a healthcare information systems company. From 1984 to 1985, he was Executive Vice President and Chief Operating Officer of Health Information Systems, Inc., a healthcare information systems company. Mr. Brehm is not standing for re-election.

         Gary L. Nemetz. Mr. Nemetz became a director of the Company in February 1997, upon the consummation of the Company's initial public offering ("IPO"). Mr. Nemetz served in March 1995, and from April 1996 to February 1997, as a director of BFI. Mr. Nemetz served as a consultant to BFI from April 1995 to April 1996. Since 1984, Mr. Nemetz has served as President of Admiral Capital Corp., a private investment management firm. He is a general partner of Transition Capital Management Company and Transition Ventures 1, L.P., a venture capital fund. Since 1984, Mr. Nemetz also has conducted a management consulting business and law practice through G.L. Nemetz, a Professional Corporation. Mr. Nemetz currently maintains an active NASD general securities principal's license with Pacific Financial Associates, Inc., and is a certified public accountant (inactive status). From 1995 until June 1997, Mr. Nemetz served as a director of YES! Entertainment Corp., which is listed on Nasdaq NMS.


                              CERTAIN TRANSACTIONS

In May and June 1996, BFI issued 87,475 shares of BFI Common Stock to each of Messrs. Goei and Zorn in lieu of cash compensation. The aggregate value of these shares at the time of issuance totaled $117,200, of which $110,000 was for payment of deferred compensation accrued in 1995.

In November 1996, BFI sold units representing an aggregate of $500,000 principal amount of notes and 500,000 common stock warrants. In connection therewith, BFI entered into a Unit Subscription Agreement with each of VPI,

Admiral Capital Corporation (of which Mr. Nemetz has sole voting and investment power) and Messrs. Goei and Zorn for the purchase and sale of such units consisting of (i) unsecured promissory notes in the principal amounts of $50,000, $50,000, $35,000 and $100,000, respectively, and (ii) warrants to purchase 50,000, 50,000, 35,000 and 100,000 shares, respectively, at an exercise price of 120% of the Offering Price. In January 1997, Mr. Zorn transferred to Richard H. Williams (a director of BFI until February 3, 1997, and a director of the Company from February 4, 1997 until April 9, 1997) and to Mr. Goei notes in the principal amounts of $25,000 and $15,000, respectively, and warrants to purchase 25,000 shares and 15,000 shares, respectively, in exchange for Mr. Williams payment to BFI of $25,000, Mr. Goei's payment to BFI of $15,000, and Mr. Zorn's receipt of an unsecured promissory note from BFI in the principal amount of $40,000. Upon the February 4, 1997 closing of the IPO, outstanding principal and all accrued interest in the amounts of $51,361.11
(VPI), $51,361.11 (Admiral Capital Corporation), $51,027.78 (Goei), $102,722.22
(Zorn) and $25,270.83 (Williams), respectively, was paid.

Upon the February 3, 1997 consummation of the VPI merger, the Company acquired all of the capital stock of VPI from Mr. Gillespie for total consideration valued at approximately $6,180,000, consisting of: $1,500,000 in two long-term notes in the principal amounts of $1,000,000 and $500,000, respectively, bearing interest at the medium-term United States-Treasury Bill rate declared at the close of business on the maturity date or earlier payment date and maturing on the three-year anniversary of the date of issuance but payable earlier, dependent upon the future earnings of VPI, with fifty percent (50%) of VPI's pre-tax profits to be applied to pay principal and accrued interest on the $1,000,000 note quarterly, and $62,500 of principal and accrued interest to be paid on the $500,000 note in any quarter in which VPI is profitable, beginning 45 days after the close of the first quarter 1997; and $2,400,000 in shares of Common Stock sold in the IPO (being 600,000 shares based on the price to the public in the IPO of $4.00 per share); and $2,280,000 in restricted shares of Common Stock (being 712,500 shares based on the estimated fair value of $3.20 per share). In the event of a material breach by the Company of the employment agreement with Mr. Gillespie, the two promissory notes will be accelerated and immediately become due and payable. See "Employment Agreements." All such restricted shares are subject to a lock-up agreement in favor of Chatfield Dean & Co., the representative of the underwriters of the IPO, for 18 months following the consummation of the IPO with respect to 50% of the shares, and for 24 months following the consummation of the IPO with respect to the remaining 50% of the shares. Additionally, the Company has agreed to register 150,000 shares of Common Stock issued as consideration for VPI one year after the consummation of the IPO subject to satisfaction by VPI of certain 1997 performance criteria.


                               OTHER INFORMATION

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers, directors, and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. The Company had no securities registered pursuant to
Section 12 of the Exchange Act during its most recent fiscal year; accordingly,
Section 16(a) was not applicable.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of Common Stock as of June 1, 1997, by (a) each person known to the Company to own beneficially more than 5% of the Common Stock, (b) each of the Company's current directors and Named Executive Officers, and (c) all executive officers and directors as a group.

                                                       Shares Beneficially
              Names and Addresses                             Owned                     % Ownership
              -------------------                       ------------------              -----------
James Gillespie . . . . . . . . . . . . . .                787,500                        18.6%
198 Country Club Drive
Incline Village, Nevada 89451

Esmond T. Goei  . . . . . . . . . . . . . .                304,023(1)                      6.9
c/o NHancement Technologies Inc.
1746 Cole Blvd., Suite 265
Golden, Colorado 80401

Douglas S. Zorn . . . . . . . . . . . . . .                275,548(2)                      6.3
c/o NHancement Technologies Inc.
1746 Cole Blvd., Suite 265
Golden, Colorado 80401

Gary L. Nemetz  . . . . . . . . . . . . . .                 46,025(3)                      1.1
c/o Admiral Capital Corporation
2420 Sand Hill Road, Suite 101
Menlo Park, California 94025

William H. Brehm  . . . . . . . . . . . . .                 14,562                          *
11799 DIP
Belle Fontaine, Alabama 36582

Santanu Das . . . . . . . . . . . . . . . .                  6,218                          *
c/o TranSwitch Corporation
8 Progress Drive
Shelton, Connecticut  06484

James H. Boyle  . . . . . . . . . . . . . .                      0                           0
c/o Boyle Enterprises, Inc.
101 East Park Blvd., Suite 701
Plano, TX  75074

Directors, director nominee and executive
officers as a group (7 persons) . . . . . .              1,433,876(4)                     32.3%

--------------
*        Less than 1%

(1) Includes options that are presently exercisable or that will become exercisable within 60 days to purchase 150,000 shares at an exercise price of $3.20 per share and 11,111 shares at $3.875 per share.

(2) Includes options that are presently exercisable or that will become exercisable within 60 days to purchase 125,000 shares at an exercise price of $3.20 per share and 11,111 shares at $3.875 per share.

(3) Includes 46,025 shares beneficially owned by Admiral Capital Corporation, as to which Mr. Nemetz has sole voting and investment power.

(4) Includes options that are presently exercisable or that will become exercisable within 60 days to purchase 306,721 shares at an exercise price of $3.20 per share and 24,444 shares at $3.875 per share.

                             EXECUTIVE COMPENSATION

The following table, and the accompanying explanatory footnotes, include annual and long-term compensation information for services rendered in all capacities during the fiscal years ended December 31, 1994, 1995 and 1996, by (i) the Company's Chief Executive Officer and (ii) the other most highly compensated executive officer of the Company at December 31, 1996, and an additional individual not serving as executive officer of the Company at December 31, 1996, who received cash compensation of at least $100,000 during fiscal year ended December 31, 1996 (collectively, the "Named Executive Officers").

SUMMARY COMPENSATION TABLE

                                                                                           LONG-TERM
                                                                                          COMPENSATION
                                                    ANNUAL COMPENSATION                      AWARDS
                                           --------------------------------------   -------------------------
                                                                      OTHER         RESTRICTED     SECURITIES
                                                                      ANNUAL          STOCK        UNDERLYING
      NAME AND POSITION          YEAR      SALARY($)   BONUS($)   COMPENSATION($)   AWARD(S)($)    OPTIONS(#)
      -----------------          ----      ---------   --------   ---------------   -----------    ----------
Esmond T. Goei(1). . . . .       1996      $135,000   $125,000     $       --(2)          --           --
 Chairman of the Board,          1995       108,000          0             --(2)      $58,608(3)    168,750
 President and Chief Executive   1994       108,000     25,000             --(2)          --           --
 Officer

Douglas S. Zorn(1) . . . .       1996      $135,000   $125,000     $       --(2)          --           --
 Executive Vice President,       1995        90,000          0             --(2)      $58,608(3)    140,625
 Secretary, Chief Operating      1994        90,000     25,000             --(2)          --           --
 and Financial Officer,
 President of BFI

James S. Gillespie(4). . .       1996      $300,000   $      0     $1,003,130(5)          --           --
 Vice President of Sales,        1995       300,000    550,000             --(2)          --           --
 President of VPI                1994       142,750    550,000         53,684             --           --

--------------
(1) Data reflect compensation paid by BioFactors, Inc, the Company's predecessor ("BFI"). In 1995, the Company and Messrs. Goei and Zorn orally agreed that future cash salary payments would be suspended until BFI had obtained sufficient funding to pursue a public offering of its securities. During the period of suspension, from April through December 1995, Messrs. Goei and Zorn continued to pursue their respective duties in the interest of BFI. BFI compensated Mr. Goei and Mr. Zorn for their respective past salaries by issuing to each of them 87,475 shares of restricted stock.

(2) Perquisites do not exceed the lesser of $50,000 or 10% of the Named Executive Officer's total annual salary and bonus.

(3) Represents 87,475 shares of restricted stock, with a value at December 31, 1996 of $279,920 (based on a value of $3.20 per share). Such shares are subject to the restrictions on transfer imposed by Rule 144.

(4) Data reflect compensation paid by Voice Plus, Inc. ("VPI"), a wholly owned subsidiary of the Company since February 1997.

(5) Mr. Gillespie, the sole stockholder of VPI, which elected S-corporation status in 1996, received a $1.0 million dividend from VPI in 1996, approximately $450,000 of which was to reimburse Mr. Gillespie for income taxes paid by him during the year.

STOCK OPTION GRANTS AND EXERCISES

No stock options or stock appreciation rights were granted to the Named Executive Officers during the year ended December 31, 1996. No stock options were exercised by the Named Executive Officers during the year ended December 31, 1996.

BONUS PLAN

In December 1996, the Board of Directors of the Company approved the 1997 Management and Company Performance Bonus Plan (the "Bonus Plan"), effective for the period from January 1, 1997 to December 31, 1997. The Bonus Plan is available to the Company's managers, senior vice presidents, chief executive officer and chief operating officer. The Company's actual net operating income and revenue, as compared to targets established under the Bonus Plan, will determine the percentage of annual base salary to be paid out as a bonus, with no bonus awarded unless the Company achieves at least 75% of budgeted income and 75% of budgeted revenues. The bonus percentage may be increased or decreased based on a participant's individual performance. The maximum bonus that may be earned is 200% of eligible base salary for each individual covered under the Bonus Plan, and the maximum aggregate bonus that the Company may award to all eligible individuals covered under the Bonus Plan is limited to 10% of the net income of the Company, calculated after tax liabilities and Bonus Plan payments. The Bonus Plan may be amended or terminated at any time by the Compensation Committee of the Board of Directors.

EMPLOYMENT AGREEMENTS

The Company has three-year employment agreements with each of Esmond T. Goei, as Chairman of the Board, President and Chief Executive Officer of the Company, and Douglas S. Zorn, as Executive Vice President, Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary of the Company. Each officer's base salary may be adjusted from time to time by mutual agreement between each such officer and the Board of Directors; in 1997, the base salary was increased from $120,000 to $150,000. The agreements provide for an annual bonus to be paid to each officer pursuant to a written bonus plan to be approved by the Board of Directors. The agreements provide that each officer is entitled to reasonable expense reimbursements, four weeks paid vacation per year and participation in any of the Company's benefit and deferred compensation plans. Mr. Goei receives a $1,000 monthly car allowance and Mr. Zorn receives a $500 monthly car allowance. On the annual anniversary date of each agreement, the period of employment is extended automatically for one year unless the officer is notified in writing. The agreements also provide for payments in the event of termination prior to the end of the term, as follows: if the officer is terminated without cause, then base salary will be paid for the greater of two years or the balance of the term plus a bonus for each such year equal to the average bonus for the two preceding years; if the officer is terminated upon a change of control, then compensation equal to two times the sum of the base salary plus average bonus will be paid for one year. In the event of termination (except termination without cause), the officer is subject to a two-year non-competition agreement.

The Company has a three-year employment agreement with James S. Gillespie, Vice President of Sales of the Company and President of VPI. Mr. Gillespie's agreement provides for a base salary of $150,000, annual sales commissions targeted to be approximately $200,000 and an annual bonus pursuant to a written bonus plan to be approved by the Board of Directors. The agreement provides that Mr. Gillespie is entitled to reasonable expense reimbursements, participation in any of the Company's benefit and deferred compensation plans, use of a company car or a monthly car allowance and annual paid vacation, consistent with the arrangements provided to the Company's senior management. Additionally, the agreement contains provisions for assignment of inventions and confidentiality and, in the event of termination, covenants not to compete, to solicit customers or to hire employees for two years. The agreement also provides that in the event of termination without cause or a material breach by the Company, Mr. Gillespie will receive his base salary and 50% of sales commissions for the duration of the term of the agreement and, in the event of a material breach by the Company, the two promissory notes in the aggregate principal amount of $1.5 million issued by the Company in consideration for VPI will be accelerated and immediately become due and payable.

VPI has a two-year employment agreement with Diane E. Nowak, Vice President of Sales, Western Region, of VPI. The employment agreement provides for a base salary of $65,000, sales commissions payable pursuant to an annual sales manager compensation plan and performance-based bonus payments. The agreement also provides for reasonable expense reimbursements, participation in any of VPI's benefit plans, use of a car leased by VPI and annual paid vacation. Additionally, the agreement contains provisions for assignment of inventions and confidentiality and, in the event of termination, covenants not to compete, to solicit customers or to hire employees for two years. Upon consummation of the VPI Merger, the Company authorized (i) a grant to Ms. Nowak of ISOs to purchase 50,000 shares of Common Stock, at a price per share equal to the fair market value on the date of grant, 50% of which will vest 18 months from the date of grant and 50% of which will vest on the second anniversary of the date of grant; and (ii) the payment to Ms. Nowak of a signing bonus not tied to continued employment in the amount of $100,000, payable 50% upon the February 3, 1997 consummation of the VPI merger and 50% six-months thereafter.


                                 ANNUAL REPORT

The Company's Annual Report on Form 10-KSB for its fiscal year ended December 31, 1996, without exhibits, has been mailed to stockholders concurrently with the mailing of this Proxy Statement. Copies of any exhibit to the Form 10-KSB will be furnished upon request with the payment of a reasonable fee.


                                 OTHER MATTERS

The Board of Directors does not intend to bring before the meeting any matters other than those set forth herein, and has no present knowledge that any other matters will or may be brought before the meeting by others. However, if any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the proxies in accordance with their judgment.


Dated:   July 18, 1997                  BY ORDER OF THE
                                        BOARD OF DIRECTORS


                                        /s/ Esmond T. Goei
                                        ----------------------------------------
                                        Esmond T. Goei
                                        President and Chief Executive Officer

                          NHANCEMENT TECHNOLOGIES INC.
                         1746 Cole Boulevard, Suite 265
                               Golden, CO  80401

     Proxy for Annual Meeting of Stockholders to be held on August 19, 1997
          This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Esmond T. Goei and Douglas S. Zorn, and each of them, as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock, par value $0.01 per share ("Common Stock") of NHancement Technologies Inc. (the "Company") held of record by the undersigned on June 20, 1997, at the annual meeting of stockholders to be held on August 19, 1997, or any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL OF THE LISTED NOMINEES AND APPROVAL OF ITEMS 2 AND 3. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED PURSUANT TO THE BOARD OF DIRECTORS' RECOMMENDATIONS.

1. Proposal to elect six (6) directors to serve for a term of one year and until their successors shall have been duly elected and qualified.

       ( )   For all nominees listed (except as marked to the contrary)
       ( )   Withhold authority to vote for individual nominees listed below:

       James H. Boyle, Santanu Das, James S. Gillespie, Esmond T. Goei, Gary
L. Nemetz, Douglas S. Zorn

(INSTRUCTION: To withhold authority to vote for any individual nominee, draw a line through or otherwise strike out his name. If authority to vote for the election of any nominee is not withheld, the execution of this Proxy shall be deemed to grant such authority.)

2. Proposal to amend the Company's EQUITY INCENTIVE PLAN to: (i) increase the number of shares of Common Stock reserved for issuance upon the exercise of options granted thereunder from 976,500 to 1,476,500; and
       (ii) modify the non-employee director automatic grant program to provide for eligibility after one year of service and a grant of options to purchase 2,000 shares of common stock, vesting over a one-year period at the rate of 25% on each three-month anniversary of the date of grant.

         ( )   FOR              ( )  AGAINST               ( )  ABSTAIN



PLEASE DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE

3. Proposal to ratify the appointment of BDO Seidman, LLP as the independent public accountants for the Company and its subsidiaries for the fiscal year ending December 31, 1997.

         ( )   FOR              ( )  AGAINST               ( )  ABSTAIN

The shares represented by this proxy will be voted as directed by the stockholder. In his discretion, either named proxy may vote on such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

This proxy revokes all proxies with respect to the Annual Meeting and may be revoked prior to exercise. Receipt of the Notice of Annual Meeting and the Proxy Statement relating to the Annual Meeting is hereby acknowledged.

               ( )  MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW.

Please mark, sign, date and return the proxy card promptly, using the enclosed envelope.

                                        Date:
                                             -----------------------------------

                                        Signature
                                                 -------------------------------
                                        Signature if
                                        held
                                        jointly
                                               ---------------------------------

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NHANCEMENT TECHNOLOGIES INC. PLEASE SIGN AND RETURN THIS PROXY USING THE ENCLOSED PRE-PAID ENVELOPE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.